UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

ESS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-26660 (Commission File Number)	94-2928582 (IRS Employer Identification No.)

48401 FREMONT BOULEVARD FREMONT, CA (Address of principal executive offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 492-1088

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, the Compensation Committee of the Board of Directors of ESS Technology, Inc. (the “Company”) approved an amendment to a stock option to purchase 160,000 shares of Company common stock at an exercise price of $4.12 per share that was granted to Robert L. Blair, President and Chief Executive Officer of the Company, on June 29, 2005. The amendment partially accelerated the vesting of the option such that 13/24th of the total number of shares subject to the option were vested on June 30, 2005 and 1/24th of the total number of shares subject to the option will vest on the 3rd day of each month thereafter commencing on July 3, 2005, and continuing through May 3, 2006. The Compensation Committee determined that the option, as amended, reflects the original understanding between Mr. Blair and the Company with respect to the intended vesting schedule of the option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005

By:	/s/ James B. Boyd

James B. Boyd Chief Financial Officer and Senior Vice President